Exhibit 10.2

Certain information has been excluded from this exhibit (indicated by “[***]”) because such information is both (i) not material and (ii) the type that the company treats as private or confidential.

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 27, 2025, between Rigetti Computing, Inc., a Delaware corporation (the “Company”), and Quanta Computer Inc., a Taiwan corporation (the “Purchaser”).

RECITALS

A.           On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company at the Closing (as hereinafter defined), shares of common stock, $0.0001 par value, of the Company (the “Common Stock”), in an amount and at the Per Share Price as set forth herein.

B.            The shares of Common Stock to be issued to the Purchaser at the Closing shall be referred to in this Agreement as the “Shares”.

C.            Concurrently with the execution and delivery of this Agreement, the parties are executing and delivering the Collaboration Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.2.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble hereto.

“Announcement” shall have the meaning ascribed to such term in Section 4.7.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(mm).

“BIS” means the Bureau of Industry and Security of the Department of Commerce.

“BIS Clearance” means the expiration of the 30-day waiting period after the submission of a classification request with respect to the Cloud Software Application (the “Classification Request”) to BIS made pursuant to 15 C.F.R. § 740.17(b)(1) and (2) and in accordance with 15 C.F.R. § 740.17(d). For the avoidance of doubt, (i) if after submission of the Classification Request BIS determines to hold the Classification Request without action to obtain additional information from the Company, in accordance with 15 C.F.R. § 740.17(d)(2)(ii)(C), such time on “hold without action” status shall not be counted towards fulfilling the 30-day waiting period, and (ii) if, prior to Closing, prior to BIS informs the Company that the Cloud Software Application is not authorized for License Exception ENC, returns the Classification Request without action, or otherwise suspends or revokes the Company’s eligibility to use License Exception ENC for the Cloud Software Application, BIS Clearance shall not be deemed to have occurred.

“Board Observer and Confidentiality Agreement” means the Board Observer and Confidentiality Agreement, as of Closing, among the Company, the Purchaser and the initial Observer (as defined in the Board Observer and Confidentiality Agreement), in the form of Annex A attached hereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday, any date which is a federal legal holiday in the United States or other day on which commercial banks in The City of New York or in Taiwan are authorized or required by law or government action to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or in Taiwan are generally are open for use by customers on such day.

“Classification Request” shall have the meaning ascribed to such term in the definition of BIS Clearance.

“Cloud Software Application” means Quantum Cloud Services, the Company’s cloud computing software application.

“Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Collaboration Agreement” means that certain Collaboration Agreement, dated as of the date hereof, by and between the Company or a Subsidiary of the Company and the Purchaser.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in the Recitals hereto.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble hereto.

“CIN” means a Company Identification Number, a unique identifier that BIS assigns to a company, allowing it to electronically submit export license applications and other requests through BIS’s online portal.

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C.§ 4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Parts 800 et seq.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith, which such Disclosure Schedules shall be deemed a part hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(ff).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Controls and Sanctions” means any law or regulation of the United States regarding export restrictions, the ability to make or receive international payments, the ability to engage in international transactions, or the ability to take an ownership interest in assets located in a foreign country, including without limitation those administered by the Office of Foreign Assets Control of the Department of the Treasury, BIS, and the Directorate of Defense Trade Controls of the Department of State.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(nn).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Period” shall have the meaning ascribed to such term in Section 4.8.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(nn).

“Nasdaq” means The Nasdaq Stock Market LLC.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Per Share Price” equals $11.58782, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchased Shares Number” shall have the meaning ascribed to such term in Section 2.1(a).

“Purchaser” shall have the meaning ascribed to such term in the Preamble hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” shall have the meaning ascribed to such term in the Recitals hereto.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(a).

“Shares” shall have the meaning ascribed to such term in the Recitals hereto.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subsidiary” means any significant subsidiary of the Company within the meaning of Rule 1-02(w) under Regulation S-X and shall, where applicable, also include any direct or indirect significant subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Collaboration Agreement, the Board Observer and Confidentiality Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1	Closing.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, at a price per share equal to the Per Share Price, a number of shares of Common Stock equal to the Purchased Shares Number (such aggregate price, the “Share Purchase Price”). The “Purchased Shares Number” means 3,020,412, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(b)           At the Closing, subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a number of Shares equal to the Purchased Shares Number. The closing of the purchase and sale of the Shares to the Purchaser by the Company (the “Closing”) shall occur as promptly as practicable, and in any event within seven (7) Business Days, following such date on which the conditions to the Closing set forth in Section 2.3 hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) have been satisfied, or to the extent permitted by applicable law, waived. The Closing shall be conducted remotely via the electronic exchange of documents and signatures, or at such other place as the Company and the Purchaser may mutually agree upon. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

(c)           At the Closing, (i) the Purchaser shall pay to the Company the Share Purchase Price in United States dollars in immediately available funds, by wire transfer to the Company’s account as set forth in instructions delivered to the Purchaser no later than three (3) Business Days prior to the Closing Date, and (ii) the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser the Shares, free and clear of all Liens (other than as provided in this Agreement or restrictions imposed by applicable securities laws), in book-entry form in the name of the Purchaser and a book-entry statement of the Transfer Agent showing the Purchaser as the registered holder of the Shares on and as of the Closing Date; provided, however, that the requirement to deliver a book-entry statement may be satisfied via email confirmation by the Transfer Agent of the issuance of the Shares on the date of Closing with the book-entry statement to be delivered within two (2) Business Days of the Closing.

2.2	Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)            a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares, registered in the name of the Purchaser;

(ii)           the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer; and

(iii)          a certificate signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Purchaser, certifying as to (A) the Company’s certificate of incorporation and the Company’s amended and restated bylaws, (B) the resolutions of the Board of Directors approving the Transaction Documents and the transactions contemplated thereby, and (C) a good standing certificate with respect to the Company from the Delaware Secretary of State, dated no earlier than two (2) Trading Days prior to the Closing.

(b)           On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Share Purchase Price in accordance with Section 2.1(a).

2.3	Closing Conditions.

(a)            The respective obligations of each of the Company and the Purchaser to effect the Closing is subject to the satisfaction (or to the extent permitted by applicable law, waiver by the Company and the Purchaser) at or prior to the Closing of the following conditions:

(i)            the parties to the Collaboration Agreement shall have executed and delivered the Collaboration Agreement and such agreement shall be in full force and effect as of the Closing; and

(ii)           the BIS Clearance shall have been obtained.

(b)           The obligations of the Company to effect the Closing are subject to the satisfaction (or to the extent permitted by applicable law, waiver) at or prior to the Closing of the following conditions:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)           all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the execution and delivery of the Board Observer and Confidentiality Agreement by the individual who is designated as the initial Observer (as defined in the Board Observer and Confidentiality Agreement) and the Purchaser; and

(iv)          the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(c)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the satisfaction (or to the extent permitted by applicable law, waiver) at or prior to the Closing of the following conditions:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 2.3(c)(i) and 2.3(c)(ii);

(iv)          the delivery by the Company of a legal opinion of counsel to the Company, dated as of the Closing Date, addressing the existence and good standing of the Company in the State of Delaware, the enforceability of this Agreement, the valid issuance of the Shares and no registration of the placement of the Shares;

(v)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vi)          the execution and delivery of the Board Observer and Confidentiality Agreement by the Company;

(vii)         there shall have been no Material Adverse Effect since the date hereof; and

(viii)        from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the SEC Reports, which qualify these representations and warranties in their entirety, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)            Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports or have otherwise been disclosed to the Purchaser by the Company. The Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state (including state blue sky law), local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the BIS Clearance; (ii) notices and/or application(s) to and approvals by each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby; and (iii) filings pursuant to applicable federal or state securities or Blue Sky laws (collectively, the “Required Approvals”).

(f)             Issuance of the Shares. The Shares are duly and validly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, except for restrictions set forth in this Agreement. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(g)           Capitalization. The capitalization of the Company as of February 26, 2025 is as set forth on Schedule 3.1(g). Except as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to its prior at-the-market sales agreement and its prior securities purchase agreements entered into on November 26, 2024, the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans or upon the vesting and settlement of restricted stock units under the Company’s equity incentive plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in Schedule 3.1(g) or as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). Except as set forth in Schedule 3.1(g), there are no outstanding securities of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities that have not been waived. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has had a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company, together with the related notes, included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)             Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i) or in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any executive officer, director or Affiliate, except pursuant to existing Company stock option or omnibus incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)             Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which, if there were an unfavorable decision, would, individually or in the aggregate, result in a Material Adverse Effect. None of the Actions in the SEC Reports, challenges the legality, validity or enforceability of this Agreement or the Shares. During the last three (3) years prior to the date of this Agreement, neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third-party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)             Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority; or (iii) is or, in the last three (3) years, has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Environmental Laws. The Company and its Subsidiaries: (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“ Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)           Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)           Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties and (iii) such as would not, individually or in the aggregate, result in a Material Adverse Effect. Any real property and facilities currently held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p)           Intellectual Property. Except as set forth in the SEC Reports, (i) the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights and other intellectual property and registrations and applications for registration for any of the foregoing that are, in each case, material to the Company (collectively, “Intellectual Property”) and has such other rights, licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted in all material respects without any known violation or conflict with any third party Intellectual Property, and, to the Company’s and its Subsidiaries’ knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries and none of the foregoing Intellectual Property rights owned or, licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any Intellectual Property rights of others, where such infringement or violation would have a Material Adverse Effect, (iii) the Company is not aware of any material infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property, (iv) there is no suit, proceeding or claim being made against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property, challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property or alleging other infringement that would have a Material Adverse Effect and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application that contains claims for which an “interference proceeding” (as defined in 35 U.S.C. § 135) has been commenced against any material patent or patent application described in the Prospectus as being owned by or licensed to the Company and (vi) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors (including, but not limited to, assignments of such Intellectual Property from such employees and contractors) and to protect the confidentiality of all of their confidential information and trade secrets and that of third parties in their possession to the extent contractually required to do so.

(q)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(r)            Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)            Sarbanes-Oxley; Internal Accounting Controls. To the Company’s knowledge, the Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as set forth in the SEC Reports, the Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company.

(t)            Certain Fees. Other than as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or the other Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

(u)           Investment Company. The Company is not and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that has not been satisfied or waived prior to the date hereof.

(w)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(y)           Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Shares by the Company to the Purchaser in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D.

(z)            No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(aa)          No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its controlled Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)         Indebtedness. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable or accrued payroll liabilities incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(cc)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ee)          Accountants. The Company’s accounting firm is BDO USA, P.C. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2024.

(ff)           No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(gg)         Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that, to its knowledge, the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that, to its knowledge, the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)         Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(f)), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(ii)            Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(jj)            Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk)          Export Controls and Sanctions. Neither the Company nor any Subsidiary has, in the past five years, violated Export Controls and Sanctions in any material respect. None of the Company, any Subsidiary of the Company, or any director, officer, agent, or employee of the Company or any Subsidiary is a Person with whom dealings are restricted or prohibited by any Export Controls and Sanctions.

(ll)            U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(mm)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation by the Purchaser of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)            Investment Purpose. The Purchaser is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Purchaser does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement or an applicable exemption under the Securities Act. The Purchaser has no present intention of distributing any of the Shares and has no agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares.

(d)           Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of its decision to purchase Shares pursuant to this Agreement. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate to make an informed investment decision with respect to its purchase of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(e)            Access to Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser have been furnished or otherwise made available to the Purchaser or its advisors, including, without limitation, the SEC Reports. The Purchaser has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares.

(f)            No Voting Agreements. The Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any of the Company’s stockholders as of the date hereof, regulating the management of the Company, the stockholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, stockholder agreements or any other similar agreement, even if its title is different or has any other relations or agreements with any of the Company’s stockholders, directors or officers.

(g)           Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.

(h)           Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice.

(i)             Accredited Investor Status. The Purchaser (i) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act and has provided the Company with a duly executed Accredited Investor Questionnaire in the form attached hereto as Annex B, (ii) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares, (iii) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares, (iv) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment (provided that such acknowledgement in no way diminishes the representations, warranties and covenants made by the Company hereunder), and (v) understands that no governmental authority has passed upon or made any recommendation or endorsement of the Shares.

(j)             Private Placement. The Purchaser acknowledges that the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Purchaser acknowledges that the Shares may not be, directly or indirectly, offered, resold, transferred, pledged or otherwise disposed of by the Purchaser (nor may the Purchaser solicit any offers to buy, purchase or otherwise acquire or take a pledge of any such Shares) in a transaction subject to the registration requirements of the Securities Act absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder, and without compliance with any applicable state securities laws.

(k)            No Rule 506 Disqualifying Activities. Neither the Purchaser nor any Person or entity with whom the Purchaser will share beneficial ownership of the Shares is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act. The Purchaser has provided the Company with a duly executed Bad Actor Questionnaire in the form attached hereto as Annex C.

(l)             Stock Legends. The Purchaser acknowledges that book-entry credits evidencing the Shares shall bear a restrictive legend substantially in the following form (and including related stock transfer instructions and record notations), in addition to any other legend required by law or the “blue sky” laws of any state:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(m)           Hart-Scott-Rodino Act. The Purchaser has determined, in good faith and in accordance with 16 C.F.R. § 801.10(c)(3), that the fair market value of the voting securities of the Company already held by the Purchaser, together with the purchase price of the Shares to be acquired by the Purchaser, is not greater than $119.5 million.

(n)            Eligible End User. With respect to the Classification Request, each of the Purchaser and any Person that directly or indirectly holds 25 percent or more of the voting interest in the Purchaser (i) is not a “government end user” (within the meaning of 15 C.F.R. part 772) and (ii) has its “principal place of business” (within the meaning of the DPA) in Taiwan.

(o)            No General Solicitation. The Purchaser is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

The Company acknowledges and agrees that neither the representations contained in this Section 3.2 nor any inquiries or other due diligence investigations conducted by or on behalf of the Purchaser shall modify, limit, amend or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless such stockholder approval is obtained before the closing of such subsequent transaction.

4.2           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement or under any other agreement between the Company and the Purchaser.

4.3           Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for general corporate and working capital purposes and shall not use such proceeds (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation, or (c) in violation of FCPA or Export Controls and Sanctions.

4.4           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement.

4.5           Legend Removal. In connection with any sale, assignment, transfer or other disposition of the Shares by the Purchaser pursuant to Rule 144 and upon the receipt of customary representation letters from the Purchaser and its broker in a form that are acceptable to the Company with respect to such sale, assignment, transfer or other disposition pursuant to Rule 144, if requested by the Purchaser by notice to the Company, the Company shall request, and take all commercially reasonable steps to facilitate, the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed pursuant to Rule 144 within two (2) Trading Days of receipt by the Company of the such customary representation letters from such Purchaser and its broker in acceptable form. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal. Any Shares for which the restricted security legend is removed pursuant to this Section 4.5 may be transferred by the Transfer Agent to the Purchaser’s brokerage or custodian account through the Depositary Trust Company’s Direct Registration System provided that the Purchaser provides the Transfer Agent with any required documentation.

4.6           Listing Status. For as long as the Purchaser holds any Shares, the Company shall use its best efforts to cause the Common Stock to remain listed or designated for quotation on the Trading Market and trading in the Common Stock not to be suspended by the Commission or the Trading Market.

4.7           Public Disclosure. Subject to the provisions of the Collaboration Agreement, the Purchaser and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement or the other Transaction Documents, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or the rules and regulations of the Commission or any national securities exchange or national securities quotation system. The Purchaser and the Company agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents following the execution of this Agreement shall be in the form agreed to by the parties hereto (the “Announcement”), which Announcement will be included in the Company’s Current Report on Form 8-K with respect to the entry into the Transaction Documents, including disclosure of the terms of the Transaction Documents and filing of the Transaction Documents as exhibits (with applicable redactions as permitted by applicable law and rules and regulations of the Commission). Notwithstanding the foregoing, this Section 4.7 shall not apply to (i) any disclosures with respect to the matters related to or contemplated by the Transaction Documents to the extent required by applicable law and/or the rules and regulations of the Commission or Nasdaq, including disclosures included in a submission or filing by the Company with the Commission (including any exhibits thereto, with applicable redactions as permitted by appliable law and the rules and regulations of the Commission) and (ii) any press release or other public statement made by the Company or the Purchaser (a) which is consistent with the Announcement or any disclosures made pursuant to subsection (i) of this sentence and does not contain any information relating to the transactions contemplated by the Transaction Documents that has not been previously announced or made public in accordance with the terms of this Agreement, (b) is made in the ordinary course of business and does not relate specifically to the transactions contemplated by the Transaction Documents or (c) is consistent with the terms and conditions of the Transaction Documents that are publicly disclosed by the Company or the Purchaser (without any violation of this Agreement). Notwithstanding the foregoing, this Section 4.7 shall not prohibit the disclosure of information concerning this Agreement or the other Transaction Documents in connection with any dispute between the parties hereto regarding this Agreement or the other Transaction Documents.

4.8           Lock-Up. From the Closing Date until the earlier of (a) the third (3rd) anniversary of the Closing Date and (b) the termination of the Collaboration Agreement (such period, the “Lock-Up Period”), the Purchaser agrees that it will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to result in the disposition by the Purchaser or any controlled Affiliate of the Purchaser), directly or indirectly, any of the Shares. The Purchaser further agrees that it will not engage in any hedging activities with respect to the Shares during the Lock-Up Period.

4.9           BIS Clearance.

(a)           Within two (2) Business Days of the date of this Agreement, the Company shall complete the registration form required to obtain its CIN on BIS’s online portal, and promptly take any further steps required to obtain its CIN, such as verifying the email address provided by the Company on the registration form. The Company shall use commercially reasonable efforts to promptly obtain its CIN.

(b)           The Company (i) shall submit the Classification Request within (A) twelve (12) Business Days of the date of this Agreement or (B) if the Company has not received its CIN from BIS within the timeframe described in (A), within four (4) Business Days of the Company’s receipt of its CIN from BIS, and (ii) shall notify the Purchaser as soon as practicable after the submission. The Company shall keep the Purchaser reasonably informed of the development of the BIS Clearance and any material communication with BIS.

(c)            If BIS holds the Classification Request without action and requests additional information from the Company, the Company shall provide such information to BIS within the timeframe specified in 15 C.F.R. § 740.17(d)(2)(iii). The Company shall use commercially reasonable efforts to secure BIS Clearance.

4.10         Board Observer and Confidentiality Agreement. The Company and the Purchaser each agree that, subject to the satisfaction of the conditions in Section 2.3 (other than Section 2.3(b)(iii) and Section 2.3(c)(vi)), immediately prior to the Closing on the Closing Date, the Company and the Purchaser shall execute and deliver the Board Observer and Confidentiality Agreement.

ARTICLE V.

MISCELLANEOUS

5.1	Termination. This Agreement may be terminated only as follows and prior to the Closing:

(a)            By mutual written consent of the parties;

(b)           By either party, if the BIS Clearance has not been obtained by December 31, 2025, which may be extended by mutual written consent of the parties;

(c)            By the Purchaser, if the Company is in material breach of its representations, warranties or obligations under the Collaboration Agreement or this Agreement and such breach (if capable of being cured) is not cured within twenty (20) Trading Days of the Company being notified in writing thereof; provided that the Purchaser is not then in material breach of its representations, warranties or obligations under the Collaboration Agreement or this Agreement; and

(d)           By the Company, if the Purchaser is in material breach of its representations, warranties or obligations under the Collaboration Agreement or this Agreement and such breach (if capable of being cured) is not cured within twenty (20) Trading Days of the Purchaser being notified in writing thereof; provided that the Company is not then in material breach of its representations, warranties or obligations under the Collaboration Agreement or this Agreement.

5.2           Effect of Termination. Any termination of this Agreement pursuant to Section 5.1(b), 5.1(c) or 5.1(d) shall be effective upon delivery of written notice thereof to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Article V, all of which shall survive the termination of this Agreement, with no liability on the part of the Purchaser or the Company in connection with this Agreement), except that no such termination shall relieve any party hereto from liability for damages to another party resulting from a knowing and intentional breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from fraud.

5.3           Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser and shall pay all expenses associated with clearing the Shares for sale under applicable state securities law and listing fees.

5.4           Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the third (3rd) Trading Day following the date of mailing, if sent by internationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.6           Amendments; Waivers. This Agreement and any term hereof may be waived, modified, supplemented or amended only with the written consent of the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).

5.9           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.10         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient venue. The Purchaser hereby irrevocably appoints Quanta Manufacturing Nashville LLC, with offices at 45275 Northport Court, Fremont, CA 94538 as its agent for service of process in any Proceeding and agrees that service of process in any such Proceeding may be made upon it at the office of such agent. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement (such address for notices to the Purchaser shall be to its agent of service at the address set forth in the immediately prior sentence) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.11         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for the applicable statute of limitations.

5.12         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” or other electronic or digital signature page were an original thereof.

5.13         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Purchaser exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights, unless such rescission or withdrawal would materially prejudice the Company.

5.15         Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.16         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17         Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to this Agreement or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.18         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RIGETTI COMPUTING, INC.		Address for Notice:

By:	/s/ Jeffrey Bertelsen	Address:
	Name: Jeffrey Bertelsen	Rigetti Computing, Inc.
	Title: Chief Financial Officer	775 Heinz Avenue
Berkeley, CA 94710
Attention: Legal
Email: [***]

With a copy to (which shall not constitute notice):

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

Attention: Rupa Briggs

Email: [***]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: QUANTA COMPUTER INC.

Signature of Authorized Signatory of Purchaser:

Name:	/s/ Barry Lam

Title: Chairman & CEO

Email: [***]

Address for Notice to Purchaser:

Quanta Computer Inc.

211, Wen Hwa 2nd Rd., Kueishan

Taoyuan 33377, Taiwan

Telephone: [***]

Attention: Chuping Chen

E-Mail: [***]

with a copy (for informational purposes only) to:

Davis Polk & Wardwell LLP

Address: 10th Floor, The Hong Kong Club Building

3A Chater Road, Hong Kong

Attention: James C. Lin

E-Mail: [***]

Annex A

Form of Board Observer and Confidentiality Agreement

Attached.

Final Form

BOARD OBSERVER AND CONFIDENTIALITY AGREEMENT

This Board Observer and Confidentiality Agreement (this “Agreement”), dated as of [●], 2025, is entered into by and among Rigetti Computing, Inc., a Delaware corporation (the “Company”), Quanta Computer Inc., a Taiwan corporation (“Investor”) and Henderson Hsieh (謝耀方).

RECITALS

WHEREAS, on February 27, 2025, the Company and Investor entered into that certain Securities Purchase Agreement (the “Purchase Agreement”);

WHEREAS, on February 27, 2025, Rigetti & Co, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Investor entered into that certain Collaboration Agreement (the “Collaboration Agreement” and, together with this Agreement and the Purchase Agreement, the “Transaction Documents”); and

WHEREAS, in connection with entry into the Transaction Documents, the board of directors of the Company (the “Board”) has determined it to be in the best interests of the Company to provide Investor with certain non-voting observation rights in respect of the Board, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged by each of the parties hereto, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	Board Observation Rights.

(a)           The Company hereby grants Investor the option and right, exercisable by Investor delivering a written notice of such appointment to the Company (an “Observer Notice”), during the period commencing on the date hereof and ending immediately upon the termination of the Collaboration Agreement (such date, the “Board Rights Termination Date”), to appoint a single representative to attend the four regularly scheduled quarterly meetings of the Board that are customarily held in connection with the review of the Company’s annual and quarterly reports with the Commission in an observer capacity (each, a “Meeting”). Each such Observer Notice shall remain effective until the earliest of (i) the date it is revoked in writing by Investor, (ii) the date on which Investor replaces it with a revised Observer Notice, and (iii) the Board Rights Termination Date. An Observer Notice shall be delivered to the Company prior to the Observer’s attendance at any Meeting. The initial Observer shall be Henderson Hsieh (謝耀方). As a condition to any subsequent representative to be appointed by Investor pursuant to an Observer Notice to replace Henderson Hsieh (謝耀方) as Observer, prior to such representative becoming such replacement Observer, (i) the Company shall have the right to conduct a background check on such representative and take other actions as the Company deems necessary to ensure such representative is not prohibited by applicable law from serving as an observer of the Board and (ii) such representative shall sign a joinder to this Agreement in a form mutually agreeable to the Company and Investor (the initial Observer, and any subsequent representative appointed by Investor pursuant to an Observer Notice to serve as observer on the Board, are collectively referred to herein as the “Observer”).

1.

(b)           Investor and the Observer each hereby acknowledge that, notwithstanding anything in this Agreement to the contrary, (i) the Observer’s service is purely observant in nature, and the Observer shall not constitute a member of the Board, (ii) the Observer shall not be entitled to vote on, or consent to, any matters presented to the Board, (iii) the Observer shall not be entitled to receive any compensation or reimbursement of expenses in its capacity as the Observer, and (iv) the Observer shall not have, and shall not be deemed to have or otherwise be subject to, (A) any duties (fiduciary or otherwise) to the Company, any of its Subsidiaries or any of its or their respective stockholders or other equity holders or owners and (B) except as described in this Agreement, no obligations to the Company under this Agreement.

(c)           Subject to the limitations set forth in Section 1(d), the Company shall (i) give the Observer notice of each Meeting at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Observer with copies of all written materials for such Meeting at the same time and in the same manner as such materials are furnished to the members of the Board, and (iii) provide the Observer with the same right to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Observer) each such Meeting as is given to a member of the Board. Each of the Observer and Investor shall agree to maintain the confidentiality of all Confidential Information (as defined below) and proceedings of the Meetings and any materials provided for such Meeting and to comply with, and be bound by, in all respects, the terms and conditions of the confidentiality provisions set forth in this Agreement. Investor shall be responsible for any breach by the Observer of the confidentiality provisions in this Agreement and for the breach by any Permitted Recipient (as defined below) of their confidentiality obligations in this Agreement.

(d)           Notwithstanding any rights to be granted or provided to the Observer hereunder, the Board may exclude the Observer from access to any material, Meeting or portion thereof: (i) if the Company reasonably believes that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel, provided, however, that any such exclusion shall only apply to such portion of such material or Meeting which would be required to preserve such privilege; (ii) if such materials or discussions relate to the business or contractual relationship with Investor or its Affiliates and such exclusion is necessary to avoid a conflict of interest (provided, that this clause (ii) is not intended to, and will not, exclude the Observer from discussions or materials regarding the activities, products, operations and related matters undertaken pursuant to the Collaboration Agreement); (iii) if such materials or discussions would result in the disclosure of personally identifiable information, compensation-related information, competitively sensitive information or trade secrets to the Observer (other than trade secrets for which Investor would otherwise have access to in connection with the transactions contemplated by the Collaboration Agreement); or (iv) if such materials or discussions relate to a potential or actual transaction involving a Change of Control of the Company with Investor or a third party. In the event that the Observer or Investor has an actual or potential conflict of interest with respect to any matter under discussion or consideration by the Board, the Observer and Investor shall be required to disclose to the Board the existence of such conflict, in writing, and the Observer shall recuse himself or herself from such Meeting or portion thereof; provided, however, that, notwithstanding anything in this Agreement to the contrary, to the extent such conflict of interest is personal to such Observer, Investor shall have the right, upon delivery of written notice to the Company, to appoint a single substitute Observer to attend such Meeting or any subsequent Meeting (or the applicable portion thereof), and such notice shall not be deemed to be a revocation of any Observer Notice then in effect, provided, that the Company shall have the right to conduct a background check on any such substitute Observer and take other actions as the Company deems necessary to ensure such substitute Observer is not prohibited by applicable law from serving as an observer of the Board.

2.

“Affiliate” means, with respect to a party, any person or entity that, at any time, directly or indirectly controls, is controlled by, or is under common control with such party, but only as long as such control exists, where “control” of an entity means ownership of more than fifty percent (50%) of the voting power of the outstanding voting stock or other equity interests in the entity or the power to otherwise direct the affairs of the entity.

“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of transactions:

(i)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, its wholly-owned Subsidiaries or the employee benefit plans of the Company and its wholly-owned Subsidiaries) who files a Schedule TO or any schedule, form or report under the Exchange Act disclosing or with respect to whom it otherwise becomes known (through public disclosure or otherwise) to the Company that such person or group has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the outstanding voting stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the outstanding voting stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent 50% or more of the outstanding voting stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the outstanding voting stock of the Company immediately prior to such transaction own directly or indirectly voting stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

(ii)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all of the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is or is entitled to be exchanged for or converted into cash, securities or other property, other than (1) a merger or consolidation transaction following which holders of securities that represented 100% of the voting stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least 50% of the voting stock of the surviving Person or Parent Entity in such merger or consolidation transaction immediately after such transaction, and (2) a sale, transfer or lease of all or substantially all of the assets of the Company to a Subsidiary or a Person that becomes a Subsidiary of the Company;

3.

(iii)	shares of Common Stock are not listed for trading on any Trading Market or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (ii) above); or

(iv)	the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

2.            Subject to the limitations set forth in Section 3, all information disclosed by the Company to the Observer, whether in oral, written, graphic or electronic form, shall be deemed to be “Confidential Information.” Investor and the Observer hereby specifically agree and acknowledge that, subject to the limitations set forth in Section 3, all information disclosed at a Meeting or in Board materials, or otherwise in connection with the Observer’s role as an observer of the Board, is Confidential Information.

3.             Confidential Information shall not include information that: (a) is now, or hereafter becomes, through no breach of this Agreement by Observer, generally known or available; (b) is known by the Observer or Investor at the time of the Observer’s receiving such information; (c) is hereafter furnished to the Observer by a third party who was not under an obligation of confidentiality with the Company; or (d) is independently developed by the Observer without reference to or use of any Confidential Information.

4.            The Observer shall maintain all Confidential Information strictly in confidence and shall not disclose any Confidential Information to any third party or use any Confidential Information for any purpose other than Investor’s monitoring of its investment in the Company and activities in connection with the Collaboration Agreement; provided, that, the Observer shall be permitted to disclose Confidential Information to Investor and its directors, officers, advisors, agents and employees (the “Permitted Recipients”) who (a) have a need to know such information and (b) are informed of the confidential nature of such information. Investor and the other Permitted Recipients shall keep such Confidential Information strictly confidential and shall not use the Confidential Information for any purpose other than monitoring Investor’s investment in the Company and activities in connection with the Collaboration Agreement. The Observer may not record the proceedings of any Meeting by means of an electronic recording device. The Observer and Investor shall immediately notify the Company after such Person becomes aware of any unauthorized disclosure of any Confidential Information caused by the Observer or any Permitted Recipient.

5.            Notwithstanding any other provision of this Agreement to the contrary, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body of competent jurisdiction or is otherwise required by law or regulation; provided, however, that, to the extent legally permissible, the Observer shall first have given notice to the Company and, at the Company’s request and expense, shall cooperate with the Company’s efforts to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required or to seek other confidential treatment of such information.

4.

6.            No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement.

7.            All Confidential Information (including all copies or reproductions thereof) shall at all times remain the property of the Company and shall be returned to the Company or destroyed upon request of the Company, provided, however, that each of Investor and the Permitted Recipients may retain any electronic or written copies of Confidential Information as may be: (i) stored on its electronic records or storage system resulting from automated back-up systems; (ii) required by law, other regulatory requirements, or internal document retention policies; or (iii) contained in board presentations or minutes of board meetings of the Investor.

8.            THE COMPANY IS PROVIDING CONFIDENTIAL INFORMATION ON AN “AS IS” BASIS FOR USE BY EACH OF THE OBSERVER AND INVESTOR AT ITS OWN RISK. THE COMPANY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

9.            This Agreement shall automatically terminate on the Board Rights Termination Date; provided that the Observer’s and Investor’s confidentiality obligations under this Agreement, including Section 4, shall survive termination or expiration of the Agreement for a period of three (3) years and Section 12 shall survive termination or expiration of the Agreement pursuant to its terms.

10.          The Company, on the one hand, Investor and the Observer, on the other hand, each hereby acknowledge and agree that the breach of this Agreement would result in irreparable injury such that no remedy at law would adequately protect or appropriately compensate for such injury. Accordingly, the parties hereto each agree that the non-breaching party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the non-breaching party may have.

11.          Investor and the Observer each hereby acknowledge and agree that it may receive material non-public information of the Company in connection with the matters under this Agreement. Investor and the Observer hereby acknowledge that each is familiar with its responsibilities under the United States securities laws relating to restrictions on trading in securities of an issuer while in possession of material non-public information, and restrictions on sharing such information with other persons who may engage in such trading; and each of the Investor and Observer agree that they will not violate those restrictions. Investor agrees that it will advise any Permitted Recipients of the matters in the foregoing sentence. The Company has delivered to each of Investor and the Observer a copy of the Company’s Insider Trading Policy.

5.

12.          During the term of this Agreement and for a period of twelve (12) months following expiration or termination of this Agreement, the Investor, Observer or any Permitted Recipient (“Soliciting Party”) shall not, and shall ensure that its Affiliates do not, without the written consent of the Company, directly or indirectly (a) solicit for employment any employee of the Company or its Affiliates who at any time during the term of this Agreement was in direct communication with any one or more employees of the Soliciting Party relating to the activities under this Agreement (each, a “Covered Employee”) or (b) encourage or take any other action which is intended to induce or encourage any Covered Employee to terminate, resign or otherwise cease such employee’s employment relations with the Company or its Affiliates; provided, however, that the foregoing shall not restrict or prevent the Soliciting Party or its Affiliates from soliciting, offering employment to or hiring any person (y) who responds to a general advertisement or similar notice in newspapers, trade publications, websites, recruiting services or other media that is not targeted specifically at one or more of the Covered Employees or (z) any Covered Employee whose employment with the Company has been terminated at least 90 days prior to the commencement of any employment discussion with the Soliciting Party (without breach of this Section 12 by the Soliciting Party).

13.          This Agreement may not be amended or supplemented except by a written instrument signed by the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in writing and signed by the party granting such waiver. The waiver from time to time by the Company of any of its rights or the Company’s failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of the Company’s rights or remedies provided in this Agreement.

14.          The rights described in this Agreement are non-assignable. The confidentiality, return or destruction of materials provisions hereof shall survive termination of this Agreement.

15.          All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal actions, claims, suits, investigations or proceedings (including, without limitation, an informal investigation or partial proceeding, such as a deposition) (each a “Proceeding”), whether commenced or threatened in writing concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware (“Delaware Courts”). Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient venue. Investor and the Observer each hereby irrevocably appoints Quanta Manufacturing Nashville LLC, with offices at 45275 Northport Court, Fremont, CA 94538 as its agent for service of process in any Proceeding and agrees that service of process in any such Proceeding may be made upon it at the office of such agent. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement (such address for notices to the Investor and Observer shall be to its agent of service at the address set forth in the immediately prior sentence) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.

16.          Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement, mutatis mutandis, except that notices to Observer shall be delivered to address or email addresses set forth below, in the same manner as the notices delivered pursuant to Section 5.5 of the Purchase Agreement:

If to Observer:	Quanta Computer Inc.
211, Wen Hwa 2nd Rd., Kueishan
Taoyuan 33377, Taiwan
Attention: Henderson Hsieh (謝耀方)
Email: [***]

17.          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.          If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (ii) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

***

7.

In Witness Whereof, the parties have executed this Board Observer and Confidentiality Agreement as of the date first above written.

Rigetti Computing, Inc.

By:
Name:	Jeffrey Bertelsen
Title:	Chief Financial Officer

Quanta Computer Inc.

By:
Name:	Barry Lam
Title:	Chairman & CEO

Observer:

Henderson Hsieh (謝耀方)

[Signature Page to Board Observer and Confidentiality Agreement]

Annex B

Form of Accredited Investor Questionnaire

Attached.

Annex C

Form of Bad Actor Questionnaire

Attached.